Batcher, Zarcone & Baker, LLP
-----------------------------
Attorneys at Law

South Bay Office                                        Karen A. Batcher
4190 Bonita Road, Suite 205                           kbatcher@bzblaw.com
Bonita, California 91902

Telephone: 619-475-7882                              Additional San Diego
Facsimile: 619-789-6262                                     Offices


                                  June 1, 2006

Ms. Ekaterina Popoff, President
Wildon Productions, Inc.
702-3071 Glen Drive,
Coquitlam, B.C. V3B 7R1

Re: Legal Opinion Pursuant to SEC Form SB-2
    Registration Statement - Wildon Productions, Inc.

Dear Ms. Popoff:


     I hereby consent to the reference to my name in the Registration Statement under the caption "Legal Matters" and to the use of my legal opinion dated June 1, 2006 as an exhibit to the Registration Statement. In giving this consent, I do hereby admit that I come within the category of a person whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the general rules and regulations thereunder.

                                    Regards,

                                    BATCHER, ZARCONE & BAKER, LLP

                                    /s/ Karen Batcher
                                    -----------------------------
                                    Karen A. Batcher, Esq.


                                Mailing Address
              4252 Bonita Road, #151 * Bonita, California * 91902